UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2007
TransCommunity Financial Corporation
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         TransCommunity Financial Corporation (the “Company”) appointed Patrick J. Tewell as the Company’s Chief Financial Officer effective
March 12, 2007
.

          Prior to his employment with the Company, Mr. Tewell, 42, served as Senior Financial/IT Auditor with the Federal Reserve Bank in
Richmond
,
Virginia
, since 2004.
He was Vice President and Controller of Hanover Bank in
Mechanicsville
,
Virginia
, from 2002 to 2004, and was Vice President and Controller of Commerce Bank in
Richmond, Virginia from 2000 to 2004.
Mr. Tewell has also previously served as an examiner with the Federal Reserve Bank of
Richmond
.
He is a certified public accountant.

          The Company has agreed to pay Mr. Tewell a base salary of $110,000 per year.
He is eligible for quarterly performance bonuses in the amount of $3,000 each, and he will receive a signing bonus of $10,000 after one full calendar month of employment.
He will also be eligible to participate in any executive compensation plans that the Company may adopt.
The Company expects that the Board of Directors will grant Mr. Tewell a stock option to purchase 5,000 shares of the Company’s common stock at a price equal to its fair market value on the date of grant, and that the Company will enter into a change-in-control agreement with Mr. Tewell in a form similar to the agreements currently in place for the Company’s other executive officers.
Mr. Tewell is also eligible to participate in all of the Company’s employee benefit programs.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCommunity Financial Corporation
Date: March 16, 2007	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer